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                                                                Exhibit 10.47.01

                                 AMENDMENT NO. 1
                                     TO THE
                                   ALBERTSONS
                            LONG-TERM INCENTIVE PLAN

     This Amendment is made by Albertson's, Inc., a Delaware corporation (the "Company" or the "Employer").

                                    RECITALS:

     A. The Company has established the Long-Term Incentive Plan, effective February 1, 2003 (the "Plan");

     B. The Board of Directors of the Company or the Management Development/ Compensation Committee of the Board of Directors of the Company, pursuant to
Section XI of the Plan, retains the right to amend the Plan; and

     C. The Company has determined that it is advisable to amend the Plan in the manner hereinafter set forth.

                                    AMENDMENT

     The Plan is hereby amended as follows:

1. Section VIII of the Plan is hereby amended by the addition of the following provisions immediately following the end of such Section VIII:

     "Notwithstanding anything to the contrary contained in this Plan, if a Participant's employment with the Company and its subsidiaries is terminated by the Company or any subsidiary without "Cause" or by the Participant for "Good Reason" (as such terms are defined in the Company's form of Change of Control Severance Agreement applicable to executive officers of the Company) during the two-year period following a Change in Control, the Participant will be entitled to receive payment of the target Long-term Incentive Compensation Award for all Award Periods in effect at the time of such termination of service, prorated based on the ratio of the number of weeks of participation during such Award Period until the occurrence of the Change in Control to the aggregate number of weeks in such Award Period. Payment of the prorated Long-term Incentive Compensation Awards pursuant to the preceding sentence will be made within five business days of the Participant's termination of employment; provided, however, that if this payment would constitute a "deferral of compensation" under
     Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), the Participant will receive such payment upon the earlier of: (A) six months following the Participant's "separation from service" with the Company (as such phrase is defined in Section 409A of the Code) or (B) the Participant's death. If a Participant remains employed with the Company until the end of the fiscal year in which the Change in Control occurs, the minimum Long-term Incentive Compensation Award for any such

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     Participant for any Award Period ending at the close of the fiscal year in which the Change in Control occurs will be no less than such Participant's target Long-term Incentive Compensation Award for such Award Period, prorated on the basis of the ratio of the number of weeks during the Award Period until the occurrence of the Change in Control to the aggregate number of weeks in such Award Period."

     IN WITNESS WHEREOF, this instrument has been duly executed by the undersigned on this 26th day of May, 2006.

                                        ALBERTSON'S, INC.


                                        By: /s/ John R. Sims
                                            ------------------------------------
                                        Name: John R. Sims
                                        Title: Executive Vice President &
                                               General Counsel


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